                   Volkswagen Credit Auto Master Owner Trust,
                                  Series 2000-1

--------------------------------------------------------------------------------

                 Distribution Date Statement: September 20, 2001

      a. Aggregate Amount of Collections                                                    $417,187,462.37
         Aggregate Amount of Non-Principal Collections                                        $4,256,453.51
         Aggregate Amount of Principal Collections                                          $412,931,008.86
         Pool Balance                                                                       $673,795,355.26
         Residual Participation Amount                                                      $173,795,355.26
         Excess Funding Account                                                                       $0.00

      b. Series Allocation Percentage                                                               100.00%
         Floating Allocation Percentage                                                              74.21%
         Principal Allocation Percentage                                                                N/A

      c. Total Amount Distributed on Series 2000-1                                           $1,621,041,.67

      d. Amount of Such Distribution Allocable to Principal on 2000-1                                 $0.00

      e. Amount of Such Distribution Allocable to Interest on 2000-1                         $1,621,041,.67

      f. Noteholder Default Amount                                                                    $0.00

      g. Required Subordinated Draw Amount                                                            $0.00

      h. Noteholder Charge Offs                                                                       $0.00
         Amounts of Reimbursements                                                                    $0.00

      i. Monthly Servicing Fee                                                                  $561,496.13
         Noteholder Monthly Servicing Fee                                                       $416,666.67

      j. Controlled Deposit Amount                                                                    $0.00

      k. Series 2000-1 Invested Amount at end of period (Gross)                             $500,000,000.00
         Outstanding Principal Balance                                                      $500,000,000.00

      l. Available Subordinated Amount                                                       $92,987,949.12

      m. Carry-over Amount                                                                            $0.00

      n. Reserve Account Balance                                                              $1,750,000.00

      o. Principal Funding Account Balance                                                            $0.00
         Yield Supplement Account Balance                                                     $1,750,000.00


VW CREDIT, INC. - SERVICER                                               Page 1
18-Sep-01

            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                 Monthly Servicer Report Input and Summary Page
                 ----------------------------------------------


TRANSACTION SUMMARY
-------------------                                          From          To     Days
Current Interest Period                                   08/20/2001   09/19/2001  31
Series Allocation Percentage                                    100.00%

Initial Principal Balance                               $500,000,000.00
Outstanding Principal Balance                           $500,000,000.00
Principal Balance of Receivables for Determination Date $623,960,637.55
Amount Invested in Receivables on Series Issuance Date  $500,000,000.00
Initial Invested Amount                                 $500,000,000.00
Invested Amount at the Beginning of Period              $500,000,000.00
Series 2000-1 Invested Amount at End of Period (Gross)  $500,000,000.00
Required Subordinated Amount                             $92,987,949.12
Excess Funding Account                                            $0.00
Series 2000-1 Invested Amount at End of Period (net     $500,000,000.00
of EFA)
Available Subordinated Amount (previous period)          $88,313,417.28

Incremental Subordinated Amount (previous period)        $40,368,211.80

RESERVE ACCOUNT AND YIELD SUPPLEMENT ACCOUNT
--------------------------------------------

Yield Supplement Account Initial Deposit                  $1,750,000.00
Yield Supplement Account Beginning Balance                $1,750,000.00
Yield Supplement Account Required Amount                  $1,750,000.00

Reserve Account Initial Deposit                           $1,750,000.00
Reserve Account Required Amount                           $1,750,000.00
Reserve Account Beginning Balance                         $1,750,000.00


Outstanding Carryover Amount - Beginning Balance                  $0.00
Withdrawal from Yield Supplement Account                          $0.00
Outstanding Carryover Amount - Ending Balance                     $0.00
Yield Supplement Account Balance - Ending Balance         $1,750,000.00
Yield Supplement Account Deposit Amount                           $0.00

Withdrawal from Reserve Account                                   $0.00
Reserve Account Ending Balance                            $1,750,000.00

Reserve Account  Deposit Amount                                   $0.00

1-month LIBOR Rate (annualized)                              3.6100000%
Certificate Coupon (annualized)                                 3.7650%
Prime Rate (annualized)                                      6.5000000%
Servicing Fee Rate (annualized)                                  1.000%
Excess Spread                                                1.4650000%

TRUST PRINCIPAL RECEIVABLES
---------------------------

Pool Balance at the Beginning of Period                 $708,629,895.24
Pool Balance at the Ending of Period                    $673,795,355.26
Average Aggregate Principal Balance                     $691,212,625.25
Aggregate Principal Collections                         $412,931,008.86
New Principal Receivables                               $377,780,439.98
Receivables Added for Additional Accounts                         $0.00
Noteholder Default Amount                                         $0.00
Net Losses                                                        $0.00
Noteholder Charge-offs                                            $0.00
Miscellaneous Paymnets (Adjustments and Transfer                  $0.00
deposit amounts)
Non-Principal Collections & Inv. Proceeds treated as              $0.00
Available Noteholder Principal Collections
Monthly Interest Accrued, but not paid                            $0.00
Ineligible Receivables                                            $0.00
Excess Funding Account at Date of Determination                   $0.00
Defaulted Receivables in Ineligible and Overconc.                 $0.00
Accounts
MISCELLANEOUS DATA
------------------
Recoveries on Receivables Written Off                             $0.00
Spread Over/Under Prime for Portfolio                            -0.27%
Weighted Average Interest Rate                                    6.23%
Previously waived Monthly Servicing Fee                           $0.00


[WIDE TABLE CONTINUED FROM ABOVE]


  PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END
  --------------------------------------------------
Net losses as a % of Avg. Receivables Balance (annualized)                    0.00%

PORTFOLIO AND DEALERSHIP STATISTICS
-----------------------------------
Used Vehicle Receivables' Balance                                    $32,231,668.29
Used Vehicle Percentage                                                      4.784%
Used Vehicle Percentage During Last Collection Period                        4.553%
Early Amortization Event?                                            NO
Largest Dealer or Dealer Affiliation Balance                         $32,076,822.31
Largest Dealer Percentage                                                    4.527%

Aggregate Principal Amount of Receivables of Dealers over 2%         $55,388,004.40


SUMMARY OF COLLECTIONS
----------------------

Aggregate Amount of Collections                                     $417,187,462.37
Aggregate Amount of Non-principal Collections (including insurance    $4,256,453.51
proceeds & rebates)
Investment Proceeds                                                      $10,877.32
Aggregate Amount of Principal Collections                           $412,931,008.86
Asset Receivables Rate                                                       5.905%
Use Asset Receivables Rate?                                         NO
Carryover Amount (this Distribution Date)                                       N/A


PAYMENT RATE INFORMATION
------------------------

Monthly Payment Rate                                                    59.74%
Previous Collection Period Monthly Payment Rate                         52.43%
Monthly Payment Rate 2 collection periods ago                           48.34%
3-month Average Payment Rate                                            53.50%
Early Amortization Event?                                           NO


ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
---------------------------------------------

Extend Revolving Period?                                                 YES
Last Day of Revolving Period                                             N/A
Invested Amount as of Last Day of Revolving Period                       N/A
Accumulation Period Length (months)                                      N/A
First Accumulation Date                                            TO BE DETERMINED
Expected Final Payment Date                                              N/A
Required Participation Percentage                                      104.00%
Principal Funding Account Balance                                             $0.00

Principal Payment Amount                                                      $0.00
Controlled Accumulation Amount                                                $0.00

TOTAL AMOUNT DISTRIBUTED ON SERIES 2000-1
-----------------------------------------

Noteholders
-----------
1. Monthly Noteholder Interest Distribution                           $1,621,041.67
2. Noteholder Monthly Servicing Fee Distribution                        $416,666.67
3. Reserve Account Deposit Amount Distribution                                $0.00
4. Noteholder Default Amount Distribution                                     $0.00
5A Unreimbursed Noteholder Charge-offs (net of Series Allocable               $0.00
   Misc. Pmts)
5B. Reinstate reductions in Series 2000-1 Available Subord. Amount            $0.00

6. Outstanding Carryover Amount Distribution                                  $0.00
7. Yield Supplement Account Deposit Amount Distribution                       $0.00
8. Previuosly waived Monthly Servicing Fee Distribution                       $0.00
                                                                              -----
            Excess Servicing                                          $1,120,857.15

DEFICIENCY AMOUNT
-----------------
Deficiency Amount                                                             $0.00
Required Subordinated Draw Amount                                             $0.00
EXCESS FUNDING ACCOUNT
----------------------
Withdrawals to purchase Receivables (Since Issuance Date)                     $0.00
Additions in connection with a reduction in Receivables                       $0.00
Transfers to Principal Funding Account                                        $0.00


VW CREDIT, INC. -- SERVICER                                              Page 2
18-Sep-01

            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                                     Summary
                                     -------


                    Collections                     Accrual       Distribution
                  -----------------               ------------   --------------
From:                 20- Aug  -01
To:                      19-Sep-01
Days:                           31

   LIBOR Rate           3.6100000%
    (1 month)

Series #                 1         Active
VCI Rating:             N/A


               TRUST AND SERIES ALLOCATIONS - BEGINNING OF PERIOD
               --------------------------------------------------

                            Series                                          Required         Required           Outstanding
Series         Series     Allocation    Invested          Subordinated    Participation    Participation           Note
Number          Name      Percentage     Amount              Amount        Percentage         Amount              Balance
------          ----      ----------     ------              ------        ----------         ------              -------
          Trust                        $500,000,000.00   $92,987,949.12        N/A       $612,987,949.12
        1 Series 2000-1    100.00%     $500,000,000.00   $92,987,949.12      104.00%     $612,987,949.12     $500,000,000.00


VW CREDIT, INC. -- SERVICER                                              Page 3
18-Sep-01

            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                              SERVICING CERTIFICATE
                              ---------------------


INITIAL AMOUNTS                                                    EXCESS SPREAD CALCULATION
---------------                                                    -------------------------
Initial Invested Amount                     $500,000,000.00        Weighted Average Rate Charged to Dealers     6.230%
Invested Amount                             $500,000,000.00        LIBOR                                        3.610%
Controlled Accumulation Amount                        $0.00        Note Rate (LIBOR+15.5 b.p.)                  3.765%
Required Subordinated Amount                 $92,987,949.12        Servicing Fee Rate                           1.000%
Annualized Servicing Fee Rate                         1.00%        Investor Net Losses                          0.000%
                                                                                                                ------
First Controlled Accumulation Date      TO BE DETERMINED           Excess Spread                                1.465%
Accumulation Period Length (months)             N/A
Expected Final Payment Date                     N/A
Initial Settlement Date                           10-Aug-00
Required Participation Percentage                   104.00%
Subordinated Percentage                             9.5890%


SERIES 2000-1 MONTHLY REPORTING
-------------------------------

                                                                                          Required          Excess
                                             Series 2000-1            Invested          Subordinated        Funding
Principal Receivables                            Total                 Amount              Amount           Amount
---------------------                            -----                 ------              ------           ------
Series Allocation Percentage                    100.00%
Beginning Balance                             $500,000,000.00       $500,000,000.00      $92,987,949.12       $0.00
  Floating Allocation Percentage                74.21%                 74.21%
  Principal Allocation Percentage                 N/A                   N/A

Principal Collections                         $412,931,008.86       $386,933,300.85                 N/A         N/A
New Principal Receivables                     $377,780,439.98       $377,780,439.98                 N/A         N/A
Principal Default Amounts                               $0.00                 $0.00                 N/A         N/A
Receivables Added for Additional Accounts               $0.00                 $0.00                 N/A         N/A
Controlled Deposit Amount                               $0.00                   N/A                 N/A         N/A

"Pool Factor"                                                         100.00000000%

Ending Balance                                $500,000,000.00       $500,000,000.00      $92,987,949.12       $0.00
  Floating Allocation Percentage                74.21%                 74.21%


Non-Principal Receivables
-------------------------

Non-Principal Collections                       $3,158,565.49
Recoveries on Receivables Written Off                   $0.00
Investment Proceeds                                $10,877.32


VW CREDIT, INC. -- SERVICER                                              Page 4
18-Sep-01

            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                              SERVICING CERTIFICATE
                              ---------------------

Subordinated Amount & Reserve Fund                                          Current                Previous
----------------------------------                                          -------                --------
Available Subordination Amount (Previous)                                 $88,313,417.28        $88,273,154.08
  Required Subordination Draw Amount                                               $0.00                 $0.00
  Reserve Account Funds to Noteholder Default Amount                               $0.00                 $0.00
Non-principal Collections & Inv. Proceeds treated as                               $0.00                 $0.00
Available Noteholder Principal Collections                                         -----                 -----
(1) Subtotal                                                              $88,313,417.28        $88,273,154.08
(2) Subordination Percentage* Series 2000-1 Invested Amount               $47,945,205.48        $47,945,205.48

(a) lower of (1) or (2)                                                   $47,945,205.48        $47,945,205.48
(b) Incremental Subordinated Amount (previous period)                              $0.00                 $0.00
(c) Incremental Subordinated Amount                                       $45,042,743.64        $40,368,211.80
(d) Payments from Excess Funding Account to Residual Interestholder                $0.00                 $0.00

Available Subordinated Amount                                             $92,987,949.12        $88,313,417.28

  Overconcentration Amount                                                $55,388,004.40        $52,206,172.10

Beginning Reserve Account Balance                                          $1,750,000.00         $1,750,000.00
Reserve Account Required Amount                                            $1,750,000.00         $1,750,000.00
Withdrawal from Reserve Account                                                    $0.00                 $0.00
Reserve Account Deposit Amount                                                     $0.00                 $0.00
Ending Reserve Account Balance                                             $1,750,000.00         $1,750,000.00

Required Non-Principal Distributions
------------------------------------

Available Non-Principal Collections                                        $4,256,453.51         $4,353,302.34
  Noteholder Non-Principal Collections                                     $3,158,565.49         $3,071,633.26
  Residual Interestholder Non-Principal Collections                        $1,097,888.02         $1,281,669.06
Investment Proceeds                                                           $10,877.32            $11,315.08
Reserve Fund Balance                                                       $1,750,000.00         $1,750,000.00
                                                                           -------------         -------------
Total Non-Principal Available                                              $6,017,330.83         $6,114,617.42

Interest Shortfall                                                                 $0.00                 $0.00
Additional Interest                                                                $0.00                 $0.00
Carry-over Amount                                                                  $0.00                 $0.00
Carry-over Shortfall                                                               $0.00                 $0.00
Additional Interest on Carry-over Shortfall                                        $0.00                 $0.00

Monthly Servicing Fee                                                        $561,496.13           $590,524.91
Noteholder Monthly Servicing Fee                                             $416,666.67           $416,666.67
